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                                                                EXHIBIT 10.026

                             EMPLOYMENT AGREEMENT

        This EMPLOYMENT AGREEMENT is made and entered as of the 21st day of March, 1995, by and between Waste Recovery, Inc., a corporation organized pursuant to the laws of the State of Texas ("Company"), and Andrew J. Sabia ("Employee").

                                 WITNESSETH:

        WHEREAS, in connection with the purchase of all of the stock of the Domino Salvage, Tire Division, Inc., a Pennsylvania corporation ("Domino"), by the Company, the parties have agreed to enter into this Employment Agreement;

        NOW THEREFORE, for and in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions hereinafter set forth, the parties hereto agree as follows:

1. DEFINITIONS.

        In addition to the words and terms elsewhere defined in this Agreement, the following words and terms as used herein shall have the following meanings, unless the context or use indicates a different meaning:

      "Agreement" shall mean this Employment Agreement.

      "Base Contract Amount" shall mean the annual salary set out in Section 4a.

      "Board" shall mean the board of directors of the Company.

      "Notice of Termination" shall mean, with respect to any Termination of Service, a written notice which shall set forth the date of Termination of Service, indicate the specific provision in this Agreement relied upon, and state the facts and circumstances that are a basis therefor.

      "Term of Employment" shall mean the period commencing on the date hereof and expiring at the close of business on the last of February, 2000, and continuing on a year-to-year basis thereafter unless, starting with calendar year 2000, either party gives Notice of Termination prior to the start of such year, to be effective at the end of February of such year.

      "Termination of Service" shall be the termination of Employee's employment with the Company in accordance with Section 5 hereof.


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2. EMPLOYMENT.

        a. Company hereby agrees to employ Employee, and Employee hereby agrees to serve Company, on the terms and conditions set forth herein.

        b. The employment of Employee by Company shall be for the Term of Employment.

3. POSITION AND DUTIES.

        Employee shall serve as a regional Vice President of the Company and shall (i) be a Vice President of Domino, (ii) manage Domino's operations and facility with the same degree of care as would a prudent owner, (iii) assist senior management of the Company with the growth of business in the Northeastern United States, including any additional facilities added or built by the Company, and (iv) perform such other compatible duties consistent with his aforementioned positions as the Board may from time to time determine. Employee's principal place of employment shall be Conshohocken, Pennsylvania. During his Term of Employment, Employee shall engage in no activities that will adversely affect his responsibilities with the Company, or, as prohibited in Section 7 below, compete with the Company.

4. COMPENSATION AND EXPENSES.

        a. Base Contract Amount. The Base Contract Amount shall be an annual salary of $60,000 paid in accordance with the Company's regular payroll practices with respect to employee compensation and withholding, as from time to time in effect. Employee shall be eligible for increases in the Base Contract Amount as determined by the Board.

        b. Annual Incentive Bonus. Employee shall be paid an annual incentive bonus on the following terms and conditions. Such bonus will be twenty-five percent (25%) of "net cash flow" from the existing Domino facility, and from an additional facility that the Company may place under Employee's managerial responsibility in the Territory (as hereinafter defined); provided however, that such bonus cannot exceed (i) $100,000.00 for the existing Domino facility, or (ii) $100,000.00 for any second facility. Net cash flow is defined as net income in accordance with generally accepted accounting principles, plus depreciation and amortization, less principal payments and capital expenditures, determined consistent with the method of calculation of the projections prepared by Domino and the Company dated March 17, 1995, and attached hereto, with the understanding that the Company makes no warranties as to the projections. The bonus will be paid forty-five (45) days after the end of each of the Company's fiscal quarters, subject to audited adjustments at the end of the fiscal year.



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        c. Expenses. During the Term of Employment, Employee shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by him in performing services hereunder, provided that Employee properly accounts therefor in accordance with Company policy.

        d. Company Car. Employee shall be entitled to a Company car at a rental value of $350.00 per month, with maintenance and insurance paid by the Company.

        e. Employee Benefits: Stock Options. Employee will receive all employee benefits generally available to employees of the Company. During each of the first three (3) years of his employment, Employee will be granted a stock option for 10,000 shares of the Company's common stock at fair market value granted as of the last day of February (except that for the first year the option shall be granted upon signing this Agreement) and otherwise on terms consistent with the Company's practices. Such stock options shall be vested on the date of grant.

5. TERMINATION OF SERVICE.

        a. Termination by Death or Disability. Employee's employment hereunder shall terminate upon his death or disability. If Employee is unable to perform his duties on a full time basis due to a medically certifiable physical or mental impairment ("Disability"), and such Disability has lasted in excess of one hundred eighty (180) days, then the Company shall have the right to terminate this Agreement.

        b. Termination by Company for Cause. The company may terminate Employee's employment hereunder at any time for "cause". The term "cause" shall mean:

                (i) a felony conviction involving moral turpitude, including embezzlement, theft or fraud, or a breach of a position of trust in a business relation; or

                (ii) Employee fails to perform or negligently performs specific, material duties assigned to him hereunder; or

                (iii) Employee commits a material breach of this Agreement, or of any promulgated policy of the Company applicable to a person of his position with the Company;



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   provided that regarding items (ii) and (iii) above, cause shall exist only after the Company gives Employee written notice specifying the omissions, acts or breaches, and such reasons for termination continue after thirty (30) days from receipt of such notice.

        c. Termination by Employee. Employee shall have the right to terminate this Agreement in the event that (i) the Company shall default in the payment of that certain promissory note (the "Note") executed contemporaneously with this Agreement in connection with the Company's purchase of the capital stock of Domino, and such default shall remain uncured for 180 days after such default, or (ii) the Company is in material default of this Agreement (including default under Sections 4(a) or (b)) hereof and such default is not cured within thirty (30) days, after the Company has received notice from Employee of such default, except non-payment under Section 4(a) shall be cured within five (5) business days after receipt of notice. Unless Employee is entitled to terminate his employment as provided in this Agreement, termination by Employee will be a breach of this Agreement.

        d. Expiration of Term of Employment. Unless terminated earlier pursuant to the provisions hereof, this Agreement shall terminate at the end of the Term of Employment.

        e. Compensation Rights. Upon Termination of Service, Employee shall be entitled to all compensation, including any bonuses earned during his employment. Employee stock options shall be governed by the terms of a written agreement with the Company.

        f. No Duty to Mitigate. In the event of termination of Employee's employment by the Company other than for "cause" (as defined above), Employee shall not be required to seek other employment in order to mitigate any amounts recoverable for such action.

6. NOTICE OF TERMINATION.

        Any termination of Service pursuant to Section 5 hereof shall be communicated by a Notice of Termination.

7. COVENANT NOT TO COMPETE OR DISCLOSE.

        a. Trade Secrets and Confidential Information.

                (i) Employee will have access to, or become familiar with, during the Term of Employment, various technical data and trade secrets related to the business of the Company, which is the collection, disposal and recycling of scrap tires and the manufacture, production and marketing of



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        tire-derived fuel (TDF) (the "Business"). Such items include, not by way of limitation, patterns, tradenames, trademarks, patents, formulae, devices, inventions, processes, software products, documentation, copyrighted material; proprietary materials and technology advances; compilations of information, records, files, drawings and specifications; and other related tangible and intangible property and discoveries, including, not by way of limitation, discoveries regarding optimum characteristics of TDF combustion design conditions to permit maximum energy recovery efficiency consistent with certain air commission criteria; product manuals, customer lists, customer requirements, supplier lists, raw materials, and marketing concepts (all hereinabove referred to as "Trade Secrets" or "Confidential Information"). Employee specifically agrees:

                        (1) not to, directly or indirectly, disclose or make
                available to anyone not employed or affiliated with the Company or use outside of the Company, during or after his employment, any Trade Secrets or Confidential Information of the Company without the written consent of the President of the Company;

                        (2) to use reasonable best efforts to safeguard all
                Trade Secrets and Confidential Information entrusted to Employee so that they are not removed from the Company's offices (except for use in the Company's business), without the written consent of the President of the Company, and are not exposed to or taken by unauthorized persons, companies or corporations;

                        (3) subject to the understanding that Employee has been
                engaged in business with similarities to the Business, and accordingly has the right to retain all trade secrets that are Employee's prior to the effective date hereof, Employee agrees that all Trade Secrets and Confidential Information hereafter learned, created, invented, improved, developed or prepared by Employee during his employment shall be the exclusive property of the Company, and Employee hereby irrevocably assigns all of his such property rights to the Company; and

                        (4) that in the event of termination of his employment
                with the Company, to deliver to the Company all of the Company's such property in his possession or control, including, not by way of limitation, personal notes and reproductions relating to Trade Secrets and Confidential Information, with the full understanding that compensation and



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                benefits may be withheld if Employee fails to comply,
                without restricting the Company from any other legal and equitable remedies.

                (ii) Employee agrees and acknowledges that:

                        (1) The Company has expended substantial time, money and
                effort in developing the Trade Secrets and Confidential Information;

                        (2) Employee will receive substantial training related
                to the Business during the course of his employment, and be personally entrusted with, the Company's Trade Secrets and Confidential Information;

                        (3) The Company is engaged in a highly competitive and
                highly specialized industry;

                        (4) Employee could, by using or making available to
                third parties, the training, experience, Trade Secrets, and Confidential Information he has received from the Company, become a competitor of the Company; and

                        (5) The Company will suffer great loss if Employee were,
                after termination of his employment with the Company, directly or indirectly, enter into competition with the Company to the extent competition is otherwise restricted by this Agreement.

        Notwithstanding anything herein to the contrary, the foregoing restrictions in this Section 7, shall not apply to any information which is or comes into the public domain other than through the fault of Employee. Also, in the event of a default by the Company under the Note whereby Employee reacquires ownership of all or part of the capital stock of Domino, Employee will acquire all of the trade secrets held by Domino prior to effective date hereof.

        b. Covenant Not to Compete. During the term of employment, and for a period of two (2) years after termination, Employee shall not, for any reason, directly or indirectly, by any means or device whatsoever, for himself or on behalf of or in conjunction with any other person, do any one or more of the following:

                (i) Engage in a Competing Business in the states of Connecticut, Delaware, Maine, Maryland, Massachusetts, New Hampshire, New Jersey,



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        New York, Pennsylvania, and Vermont, or any other states to which
        Employee may be assigned managerial duties consistent with Section 3 of this Agreement (the "Territory"). For the purposes of the foregoing sentence, the term "engage" shall mean Employee being a principal, consultant, officer, director, employee, owner (other than the holder of less than five percent of the outstanding stock of a publicly-traded company), partner, or equity owner in any business enterprise, regardless of structure, that engages in a Competing Business. Competing Business shall mean any business enterprise that engages in the collection, disposal and recycling of scrap tires, or the manufacture, production and marketing of tire-derived fuel.

                (ii) Sell, offer for sale, participate in or advise about a sale, or solicit the sale of products or services of a Competing Business regarding any account in the Territory which Employee learned of or did business with during the Term of Employment;

                (iii) Divert, take away, or attempt to take away any account of the Company, which Employee sold, visited, solicited, or otherwise learned of during the Term of Employment;

                (iv) Hire or attempt to hire or employ any person who is or within the twelve months preceding was an employee of the Company, except this clause (iv) shall not apply to employee Christopher P. Conicello.

   Provided however, that the restrictions in this Section 7(b) shall terminate
   (i) if Employee is terminated without cause, or (ii) if the Company defaults in its payment of the Note and such default shall remain uncured for 180 days after such default.

        c. Acknowledgement by Employee. Employee understands that the provisions of this Section 7 may limit his ability to earn a livelihood in a business similar to the Business, but nevertheless agrees and hereby acknowledges that the consideration provided under this Agreement is sufficient to justify the restrictions contained in such provisions. Employee further agrees that the provisions and restrictions contained in this Section 7 are reasonable. The provisions and restrictions contained in Section 7b regarding non-competition, non-solicitation and non-interference are designed to enforce and protect the Company's interest in its Trade Secrets and Confidential Information. If at the time of enforcement of Section 7b, a court holds that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.



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        d. Remedies for Breach of this Agreement. In the event of a breach, actual or threatened, of this Section 7 by the Employee resulting in or which might result in damages to the Company, the Company may recover from Employee any and all actual damages which may be sustained. In addition, in the event of an actual or threatened breach of this Agreement, Employee shall be subject to all restraining orders and injunctions, both temporary and permanent, which may be available to ensure that Employee does not breach the provisions hereof relating to Trade Secrets and Confidential Information and to ensure the non-competition provided for in herein, or to prevent or stop a threatened or actual breach of this Agreement. The Company and Employee agree that a violation of the covenants contained herein may cause irreparable injury to the Company, and accordingly, the Company shall be entitled to all equitable remedies as well as its remedies at law.

8. BINDING ARBITRATION.

        Should a dispute arise pursuant to this Agreement, then such dispute shall be determined by binding arbitration in Montgomery County, Pennsylvania under the administration of and in accordance with the commercial arbitration rules of the American Arbitration Association (the "AAA"). The arbitration shall be conducted by one (1) impartial arbitrator selected by mutual agreement, or by three (3) arbitrators if the parties are unable to agree on a single arbitrator within thirty (30) days of first demand for arbitration. If three arbitrators are necessary, each party shall appoint one (1) arbitrator with thirty (30) days after the first demand for arbitration, and the third arbitrator shall be appointed by the first two. If either party fails to appoint its arbitrator or if a third arbitrator is not chosen by agreement of the first two within forty-five (45) days after the first demand for arbitration, either party may request the AAA to appoint the remaining arbitrators. In such event, the selection of any arbitrator shall be final and binding on the parties. Each arbitrator shall be independent of, and not affiliated with the party appointing him arbitrator, and shall not be a customer or supplier or, or recipient of any payment (other than arbitration fees and expenses) from the party appointing him arbitrator.

        Notwithstanding this Section 8, the Company shall be entitled to its equitable remedies pursuant to Section 7d.

9. MISCELLANEOUS.

        a. Attorneys' Fees and Costs. If any action, at law or in equity, including arbitration, is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys's fees and costs, in addition to any other relief to which such party may be entitled.



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        b. No waiver. No provisions of the Agreement may be modified, waived or discharged unless such waiver, modification or discharge is approved by Employee and the Company. No waiver by any party hereto at any time of any breach by the other party hereof of, or compliance with, any condition or provision of this Agreement to be performed by such other party, shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or at any prior or subsequent time.

        c. Choice of Governing Laws. THIS AGREEMENT IS ENTERED INTO, AND SHALL BE GOVERNED, CONSTRUED, INTERPRETED, AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA. THE COURTS OF THE COMMONWEALTH OF PENNSYLVANIA SHALL HAVE JURISDICTION TO ENTERTAIN ANY ACTION PERMITTED HEREBY AND ARISING HEREUNDER, AND VENUE SHALL LIE MONTGOMERY COUNTY, PENNSYLVANIA.

        d. Assignment: Successors: Binding Agreement. This Agreement, and all rights of Employee hereunder, shall inure to the benefit of, and be enforceable by, and shall be binding upon, the parties hereto and their respective heirs, devisees, legatees, executors, administrators, successors, personal or legal representatives, and assignees, except the right of employment runs only to Employee.

   It is understood that the Company may reorganize its corporate structure, and accordingly the Company is permitted to assign this Agreement to one of its subsidiaries, but the Company will remain liable for the performance of such subsidiary; in case of such assignment, the covenants of Employee under
   Section 7 shall run for the benefit of Waste Recover, Inc. and its subsidiaries.

        e. Severability of Invalid Provisions. If any provisions of this Agreement executed hereunder is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of such Agreement, such provision shall be fully severable, the Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of such Agreement; and the remaining provisions of such Agreement shall remain in full force and effect and shall not be affected by the illegal invalid, or unenforceable provision or by its severance from such Agreement. Furthermore, in lieu or each such illegal, invalid, or unenforceable provision there shall be added automatically as part of such Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

        f. Headings. The purpose of Section headings in this Agreement is solely convenience, and such headings shall not affect the construction, interpretation, or administration of this Agreement.



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        g. Word Usage. Words used in the masculine or feminine gender shall apply to the other where applicable, and whenever the context dictates the plural shall be read as the singular and the singular as the plural.

        h. Notices. For purpose of this Agreement, notices and all other communications required or permitted by this Agreement shall be in writing and either be: (i) delivered in person; (ii) deposited in the United States mail, first class, certified, return receipt requested, postage prepaid; or
   (iii) sent charges prepaid by Federal Express or other reputable overnight delivery service, and shall be deemed given when so delivered personally, or if mailed, five (5) business days after the date of such mailing, or if sent by overnight delivery service the first business day after deposited therewith, and shall be addressed as follows:

If to Employee:

        Andrew J. Sabia
        232 Cardinal Drive
        Conshohocken, PA 19428

   with a copy to:

        David J. Brooman, Esq.
        COHEN, SHAPIRO, POLISHER, SHIEKMAN AND COHEN
        22nd Floor, PSFS Building
        12 South 12th Street
        Philadelphia, PA 19107-3981

If to the Company:

        Waste Recovery, Inc.
        309 South Pearl Expressway
        Dallas, Texas 75201
        Attn: Thomas L. Earnshaw

   with copies to:

        Thomas J. Howell, Esq.
        Storey Armstrong Steger & Martin, P.C.
        4600 First Interstate Bank Tower
        1445 Ross Avenue
        Dallas, Texas 75202

   or to such other address as either party may have furnished to the other in writing in accordance and effective as hereinabove provided.



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        Executed in duplicate originals this 21st day of March, 1995, effective the date first above written.

                                        WASTE RECOVERY, INC.


                                        BY: /s/ THOMAS L. EARNSHAW,
                                            ----------------------
                                            Thomas L. Earnshaw,
                                            President and Chief
                                            Executive Officer


                                        /s/ ANDREW J. SABIA
                                        --------------------------
                                        ANDREW J. SABIA





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